Exhibit 10.2

                    SEVENTH AMENDMENT TO AMENDED AND RESTATED
                         CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of March 9, 2001, is made by and between ROYAL GRIP, INC., a Nevada corporation, and ROYAL GRIP HEADWEAR COMPANY, a Nevada corporation (collectively, jointly and severally, the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

     The Borrower and the Lender have entered into that certain Amended and Restated Credit and Security Agreement dated as of October 9, 1998, as amended by that certain Amendment to an Amended and Restated Credit and Security Agreement and Waiver of Defaults dated March 16, 1999, as amended by that certain Second Amendment to Amended and Restated Credit and Security Agreement and Waiver of Defaults dated April 13, 1999 as amended by that certain Third Amendment to Credit and Security Agreement dated November 10, 1999, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated March 24, 2000, and as amended by that certain Fifth Amendment to Credit and Security Agreement dated August 3, 2000, as amended by that certain Sixth Amendment to Amended and Restated Credit and Security Agreement dated November 8, 2000 (collectively, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

          (a) The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

     "Maturity Date" means September 30, 2004.

          (b) Effective March 1, 2001, the definition of "Revolving Floating Rate" contained in Section 1.1 of the Credit Agreement was hereby deleted and replaced as follows:

     "Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one and one-quarter of one percent (1.25%). The Revolving Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%) on the first day of the first full month following Lender's receipt of Borrower's 2001 fiscal year audited financial statements complying with Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2001 fiscal year of not less than $250,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2001 fiscal year by not less than $250,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Revolving Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2001 fiscal year, to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Revolving Floating Rate shall change when and as the Prime Rate changes.

          (c) Effective March 1, 2001, the definition of "Term Floating Rate" contained in Section 1.1 of the Credit Agreement was hereby deleted and replaced as follows:

     "Term Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one and three-quarters of one percent (1.75%). The Term Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%) on the first day of the first full month following Lender's receipt of Borrower's 2001 fiscal year audited financial statements complying with Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2001 fiscal year of not less than $250,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2001 fiscal year by not less than $250,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Term Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2001 fiscal year, to an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such

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
     fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Term Floating Rate shall change when and as the Prime Rate changes.

          (d) Subsection (d) of Section 2.9 of the Credit Agreement is hereby deleted and replaced as follows:

               (d) AUDIT FEES. The Borrower hereby agrees to pay the Lender, on demand, audit fees of $75.00 per hour (or Lender's then applicable rate) per auditor in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection (collectively, "Out-of-Pockets"). So long as there is not any then existing Event of Default or Default Period, such audit fees shall not exceed $2,500.00 per audit plus all applicable Out-of-Pockets and audits shall be performed not more frequently than four times per annum. Lender shall send to Borrower an invoice applicable to such audit fees, out-of-pocket costs and expenses, provided, however, any failure of Lender to send such invoices shall not relieve Borrower of its obligations under this Section 2.9(d).

          (e) Sections 2.13(a) and 2.13(b) of the Credit Agreement are hereby deleted and replaced as follows:

               (a) TERMINATION AND LINE REDUCTION FEES. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3%) if the termination or reduction occurs on or before September 30, 2001, (ii) two percent (2%) if the termination or reduction occurs after September 30, 2001 but on or before September 1, 2002, and (iii) one percent (1%) if the termination or reduction occurs after September 30, 2002.

               (b) PREPAYMENT FEES. If the Term Note is prepaid as of a date other than the Maturity Date for any reason except in accordance with Section 2.7, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows:
               (i) three percent (3%) if prepayment occurs on or before September 30, 2001; (ii) two percent (2%) if prepayment occurs after September 30, 2001 but on or before September 30, 2002; and
               (iii) one percent (1%) if prepayment occurs after September 30, 2002.

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
          (f) Section 6.12 of the Credit Agreement is hereby deleted and replaced as follows:

     DEBT SERVICE COVERAGE RATIO. The Borrower covenants that Royal Grip and Royal Headwear and the Covenant Entities shall, as of the last day of each fiscal quarter, on and after May 31, 2001, maintain a consolidated average minimum debt service coverage ratio (based upon the period set forth below) as follows:

     Quarter Ending                     Debt Service Coverage Ratio
     --------------                     ---------------------------
     May 31, 2001                       1.0 to 1 based upon the immediately
                                        preceding three month period, and
                                        excluding all payments made on or
                                        Subordinated Indebtedness owed to the
                                        Johnston Family Charitable Remainder
                                        Unitrust No. 3

     August 31, 2001 and each           1.0 to 1 based upon the immediately
     August 31 thereafter               preceding three month period

     November 30, 2001 and each         .75 to 1 based upon the immediately
     November 30 thereafter             preceding six month period

     February 28, 2002 and each         .75 to 1 based upon the immediately
     February 28 thereafter             preceding nine month period

     May 31, 2002 and each              1.05 to 1 based upon the immediately
     May 31 thereafter                  preceding twelve month period

          (g) Section 6.13 of the Credit Agreement is hereby deleted and replaced as follows:

     Section 6.13 NET WORTH. The Borrower covenants that as of May 31, 2000, the aggregate consolidated Net Worth of Royal Grip, Royal Headwear and the Covenant Entities was $14,411,226.36. The Borrower covenants that said aggregate consolidated Net Worth as of the end of each future fiscal quarter end shall increase by not less than (or in the event a decrease is allowed, decrease by not more than) the amounts set forth below as measured from the immediately preceding fiscal year ending aggregate consolidated Net Worth.

     Quarter Ending                     Net Worth Increase (Decrease)
     --------------                     -----------------------------
     February 28, 2001                  ($1,200,000.00)

     May 31, 2001                       ($200,000.00)

     August 31, 2001 and each
     August 31 thereafter               $0.00

     November 30, 2001 and each
     November 30 thereafter             ($300,000.00)

     February 28, 2002 and each
     February 28 thereafter             ($100,000.00)

     May 31, 2002 and each May 31
     thereafter                         $600,000.00

          (h) Section 6.14 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     Section 6.14 NET INCOME. The Borrower covenants that Royal Grip, Royal Headwear and the Covenant Entities shall achieve an aggregate consolidated Net Income of at least (or, in the event a Net Loss is allowed for such fiscal quarter, a Net Loss of not more than) the amount set forth below for each fiscal quarter as measured from the immediately preceding fiscal year end.

     Quarter Ending                     Net Income (Loss)
     --------------                     -----------------
     February 28, 2001                  ($1,200,000.00)

     May 31, 2001                       ($200,000.00)

     August 31, 2001 and each
     August 31 thereafter               $0.00

     November 30, 2001 and each
     November 30 thereafter             ($300,000.00)

     February 28, 2002 and each
     February 28 thereafter             ($100,000.00)

     May 31, 2002 and each
     May 31 thereafter                  $600,000.00

          (i) Section 6.15 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     Section 6.15 MONTHLY NET INCOME/NET LOSS. The Borrower covenants that beginning with January 1, 2001, and continuing for each month thereafter, Royal Grip, Royal Headwear and the Covenant Entities shall achieve an aggregate consolidated Net Income of not less than (or in the event a Net Loss is allowed for such month, a Net Loss of not more than) the amounts set forth below for each month as measured from the last day of the immediately preceding month.

     Month                                              Net Income/(Net Loss)
     -----                                              ---------------------
     January, 2001                                      $0.00

     February, 2001                                     $50,000.00

     March, 2001                                        $100,000.00

     April, 2001                                        $150,000.00

     May, 2001                                          $150,000.00

     June of each year                                  $0.00

     July of each year                                  $0.00

     August of each year                                ($300,000.00)

     September of each year                             ($150,000.00)

     October of each year                               ($200,000.00)

     November of each year                              ($100,000.00)

     December of each year                              ($350,000.00)

     January, 2002 and each January thereafter          ($50,000.00)

     February, 2002 and each February thereafter        $0.00

     March, 2002 and each March thereafter              $0.00

     April, 2002 and each April thereafter              $0.00

     May, 2002 and each May thereafter                  $0.00

          (j) Section 7.10 of the Credit Agreement is hereby deleted and replaced as follows:

     CAPITAL EXPENDITURES. Royal Grip, Royal Headwear and the Covenant Entities will not incur or contract to incur Capital Expenditures in the aggregate of more than (i) $1,250,000.00 during Borrower's 2001 fiscal year, and (ii)

     $1,500,000.00 during any fiscal year thereafter. In addition, Royal Grip, Royal Headwear and the Covenant Entities will not incur or contract to incur Capital Expenditures paid with working capital in the aggregate of more than (i) $800,000.00 during Borrower's 2001 fiscal year, and (ii) $900,000.00 during any fiscal year thereafter. In addition, Royal Grip, Royal Headwear and the Covenant Entities will not incur or contract to incur Capital Expenditures in excess of $500,000.00 in any one transaction without the prior approval of Lender which approval can be granted or withheld in Lender's sole discretion.

     3. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. THE DEFAULTS. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Current Defaults"):

          (a) The Borrower has failed to achieve the required Debt Service Coverage Ratio for the quarter ending November 30, 2000 as required by Section
6.12 of the Credit Agreement.

          (b) The Borrower and the Covenant Entities have failed to achieve the Net Worth for the quarter ending November 30, 2000 as required by Section 6.13 of the Credit Agreement.

          (c) The Borrower and the Covenant Entities have failed to achieve the Net Income for the quarter ending November 30, 2000 as required by Section 6.14 of the Credit Agreement.

          (d) The Borrower and the Covenant Entities have exceeded the maximum allowable Net Loss for the month of November, 2000 as set forth in Section 6.15 of the Credit Agreement.

               The Borrower acknowledges that as a result of the Current Defaults, a Default Period exists and the Default Rate was implemented on November 1, 2000. The Borrower further acknowledges as of the date hereof, the amounts owed as a result of the implementation of the Default Rate have not been paid (the "Default Interest"). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Current Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances. The Borrower further agrees that notwithstanding the above waiver, the Obligations shall continue to bear interest at the Default Rate. The Borrower shall pay one-half of the past due Default Interest (which equals $3,242.22) upon the execution of this Amendment. The Borrower shall pay one-half of the Default Interest going forward monthly as required by the Credit Agreement. The second one-half of the past due Default Interest and one-half of the Default Interest going forward (collectively the "Accrued Default Interest") shall continue to accrue and shall be due and payable on the earlier of (i) the first day of the first full month after Lender's receipt of Borrower's audited financial statements for Borrowers 2001 fiscal year complying with the terms of Section 6.1(a) of the Credit Agreement (the "2001 Financials") which indicate that there is an event of default existing under the Credit Agreement, or (ii) the date after the date hereof upon which any Event of Default occurs under the Credit Agreement. In the event the Accrued Default Interest becomes due and payable, the Current Defaults and the Default Period associated therewith, shall automatically be reinstated retroactively to November 1, 2000. Notwithstanding the above, if but only if the Accrued Default Interest has not previously become due and payable and the 2001 Financial Statements indicate that the Borrower is in compliance with all of the provisions of the Credit Agreement, the Lender shall waive the payment of the Accrued Default Interest and the Obligations shall cease to bear interest at the Default Rate.

     5. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

          (b) A Certificate  of the  Secretary of the Borrower  certifying as to
(i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of October 9, 1998 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of October 9, 1998, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) Payment of the Default Interest as described in Paragraph 4(d).

          (d) An opinion of the Borrower's counsel as to the matters set forth in paragraph 6(a) and 6 (b) hereof and to such other matters as Lender shall require.

          (e) Such other matters as the Lender may require.

     6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the certificate of incorporation or by-laws of the Borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. NO OTHER WAIVER. Except as specifically set forth in Section 4 above, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     9. RELEASE. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     11. PAYMENTS ON THE SUBORDINATED DEBT. Notwithstanding anything in that certain Subordination Agreement dated December 7, 2000 (the "Subordination Agreement") to the contrary, the Borrower agrees that it shall only make payments on the Subordinated Indebtedness in strict accordance with the following:

          (a) Payments may only be made on the following dates (or, in the event any such date falls on a weekend or holiday, the next business day) in amounts not to exceed the following amounts:

               (i) On the date hereof, $100,000.00;

               (ii) On March 31, 2001, $200,000.00;

               (iii) On April 30, 2001, $200,000.00; and

               (iv) On May 31, 2001, the balance of the Subordinated
          Indebtedness.

          (b) The amount of any payment may not exceed the amount equal to the aggregate Availability under the Credit Agreement and the FM Credit Agreement minus Accounts more than 30 days past respective due date minus $500,000.00.

          (c) With respect to the May 31, 2001 payment only, the average aggregate excess Availability under the Credit Agreement and the FM Agreement for the 60 days immediately preceding said payment was not less than $1,000,000.00, and

          (d) No Event of Default or Default Period has occurred and is continuing or will occur as a result of or immediately following any such payment.

     Any payments received by the Subordinated Creditor which are not permitted hereby shall be handled in strict accordance with Section 5 of the Subordination Agreement. Nothing contained herein shall limit the Borrower from issuing its shares of Common Stock to the Subordinated Creditor in accordance with the terms of the Subordinated Indebtedness.

     12. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                  WELLS FARGO BUSINESS CREDIT, INC.

                                  By  /s/ Clifton Moschnik
                                      -----------------------------------
                                  Its Assistant Vice President


                                  ROYAL GRIP, INC., a Nevada corporation

                                  By  /s/ Kevin Neill
                                      -----------------------------------
                                  Its Chief Financial Officer


                                  ROYAL GRIP HEADWEAR COMPANY,
                                  a Nevada corporation

                                  By  /s/ Kevin Neill
                                      -----------------------------------
                                  Its Chief Financial Officer

                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, a guarantor of the indebtedness of Royal Grip, Inc., and Royal Grip Headwear Company, each Nevada corporations (collectively, jointly and severally, the "Borrowers") to Wells Fargo Business Credit, Inc. (the "Lender") pursuant to a Guaranty dated as of October 9, 1998 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 9 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

                                  ROYAL PRECISION, INC., a Delaware corporation

                                  By  /s/ Kevin Neill
                                      -----------------------------------
                                  Its Chief Financial Officer

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
                     ACKNOWLEDGMENT OF SUBORDINATED CREDITOR

     The undersigned has executed and delivered to Wells Fargo Business Credit, Inc., a Minnesota corporation, ("Lender"), a Subordination Agreement applicable to amounts owed to the undersigned by the Borrower, FM Precision Golf Manufacturing Corp., a Delaware corporation and FM Precision Golf Sales Corp., a Delaware corporation. The Borrower has requested that the Lender enter into this Seventh Amendment to Credit and Security Agreement. The Lender has agreed to do so if, but only if, the undersigned delivered to the Lender this acknowledgment.

     Accordingly, as an inducement to the Lender to entering into this Seventh Amendment, the undersigned acknowledges that its Debt Subordination Agreement remains in full force and effect.

     The undersigned specifically consent to the provisions of Section 11 of the Amendment.

     The Debt Subordination Agreement is in all respects ratified, confirmed and approved.

Dated March 9, 2001.

                                          THE JOHNSTON FAMILY CHARITABLE
                                          REMAINDER UNITRUST NO. 3

Witness: /s/ Thomas A. Schneider          By /s/ Richard P. Johnston, as Trustee
         --------------------------          -----------------------------------

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